UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2024

Carisma Therapeutics Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3675 Market Street, Suite 401 Philadelphia, PA		19104
(Address of Principal Executive Offices)		( Zip Code)

Registrant’s telephone number, including area code: (267) 491-6422

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value	CARM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 24, 2024, Carisma Therapeutics Inc. (the “Company”) entered into a master services agreement (the “Services Agreement”) with Danforth Global, Inc. and Danforth Advisors, LLC (collectively, “Danforth”), pursuant to which Danforth will provide finance and accounting services to be provided to the Company by Natalie McAndrew, a Senior Director of Danforth. The Company will pay Danforth an agreed upon hourly rate for such services and will reimburse Danforth for expenses. The Services Agreement may be terminated by the Company or Danforth with cause, upon 30 days prior written notice, and without cause, upon 60 days prior written notice.

The Board of Directors of the Company has appointed Ms. McAndrew as the interim Vice President of Finance, effective as of January 1, 2025. In connection with her appointment, Ms. McAndrew will serve as the Company’s principal financial officer and principal accounting officer.

Ms. McAndrew, age 50, is currently a Senior Director with Danforth, an advisory firm focused on providing financial strategy to life science organizations and has served in that capacity since December 2024. She previously served as a Director with Danforth from August 2021 until January 2024. Prior to rejoining Danforth in December 2024, Ms. McAndrew was the VP, Finance of Apertura Gene Therapy, a gene therapy company, from February 2024 through October 2024. Through Danforth, Ms. McAndrew served as the interim Chief Financial Officer of Baudax Bio, Inc., a biotechnology company, from October 2023 to January 2024. Prior to her initial employment with Danforth, Ms. McAndrew was the VP, Corporate Controller of Tmunity Therapeutics, Inc., a biotechnology company, from January 2021 to July 2021. Ms. McAndrew previously served as Head of Accounting Operations at Spark Therapeutics, Inc., a biotechnology company, from March 2015 until January 2021. Prior to this, Ms. McAndrew served as Corporate Controller for over eight years in other privately held and public companies at various life cycle stages, managing finance, accounting, and other corporate operational functions. Ms. McAndrew is a certified public accountant and received a B.S. in Accounting from King’s College.

Ms. McAndrew has no family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. McAndrew and any other person pursuant to which she was elected as an officer of the Company. There are no transactions involving Ms. McAndrew requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the Services Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Master Services Agreement, dated December 24, 2024, by and between the Company and Danforth Global, Inc. and Danforth Advisors, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARISMA THERAPEUTICS INC.

Date: December 26, 2024	By:	/s/ Steven Kelly
Steven Kelly
President and Chief Executive Officer